     As filed with the Securities and Exchange Commission on August 5, 1997
                                                               File No. 33-89702

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            --------------------------


                           U.S. ROBOTICS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                                   36-3994412
  (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
of Incorporation or Organization)

 8100 NORTH MCCORMICK BOULEVARD                        (847) 982-5010
  SKOKIE, ILLINOIS  60076-2999              (Telephone Number, Including Area
(Address, Including Zip Code, of              Code, of Principal Executive
Principal Executive Offices)                              Offices)

                       KEY EMPLOYEE STOCK OPTION PLAN OF
                           U.S. ROBOTICS CORPORATION
                            (Full Title of the Plan)

                             Mark D. Michael, Esq.
                        c/o:  U.S. Robotics Corporation
                         8100 North McCormick Boulevard
                            Skokie, Illinois  60076
                    (Name and Address of Agent For Service)
                                 (847) 982-5010
         (Telephone Number, Including Area Code, of Agent For Service)

                            --------------------------

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                               Page 1 of 3 pages

     This Post-Effective Amendment No. 1 is being filed to remove from registration 11,133,494 shares of common stock, $.01 par value per share, of U.S. Robotics Corporation ("USR") which remain unsold at the termination of the offering of such shares under the Key Employee Stock Option Plan of U.S. Robotics Corporation. Such offering has been terminated in connection with the Amended and Restated Agreement and Plan of Merger by and among 3Com Corporation, TR Acquisitions Corporation, 3Com (Delaware) Corporation and USR, pursuant to which USR has become a wholly-owned subsidiary of 3Com Corporation.















                               Page 2 of 3 pages

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of July, 1997.

                                    U.S. ROBOTICS CORPORATION



                                    By:  /s/ Mark D. Michael
                                       --------------------------------
                                         Mark D. Michael, Vice President,
                                         General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 30th day of July, 1997.


      Signature                        Title
      ---------                        -----

/s/ Alan D. Groves
------------------              President and Director
Alan D. Groves


/s/ Mark D. Michael             Vice President, General
-------------------             Counsel, Secretary and
Mark D. Michael                 Director

/s/ George A. Vinyard
---------------------           Vice President and Director
George A. Vinyard

                               Page 3 of 3 pages